Exhibit 1.01
CONFLICT MINERALS REPORT 2021
WOLFSPEED, INC.
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

This Conflict Minerals Report (this “CMR”) of Wolfspeed, Inc. (“Wolfspeed,” the “Company”, “we,” “us,” or “our”) for the year ended December 31, 2021 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting requirements related to “conflict minerals”, defined by the SEC as columbite-tantalite (coltan), cassiterite, gold, wolframite, and their derivatives, which are currently limited to tantalum, tin, and tungsten.

The Rule imposes certain reporting obligations on SEC registrants whose products contain minerals that are necessary to the functionality or production of their products (referred to as “conflict minerals”). For products that contain necessary conflict minerals, the registrant must conduct in good faith a reasonable country of origin inquiry designed to determine whether any of the necessary conflict minerals originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”). If, based on such inquiry, the registrant knows or has reason to believe that any of the necessary conflict minerals originated or may have originated in a Covered Country and may not be solely from recycled or scrap sources, the registrant must conduct due diligence to determine if the necessary conflict minerals directly or indirectly financed or benefited armed groups (as defined by the SEC in Form SD) in the Covered Countries.

This CMR is based on due diligence activities performed in good faith through May 16, 2022 for the reporting period from January 1 to December 31, 2021 (the “2021 reporting period”) and is based on information available at the time of this filing, unless otherwise indicated. Factors that could affect the accuracy of these statements include, but are not limited to, incomplete supplier data or available smelter and refiner (collectively referred to as “smelters”) data, errors or omissions by suppliers or smelters, ongoing certifications of smelters, continued guidance or amendments to the Rule, and other issues. This CMR contains forward-looking statements that reflect steps we will strive to achieve in the future as we continue to improve our responsible sourcing program. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. Words such as “expects,” “intends,” “believes,” and similar expressions or variations of such words are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements in this CMR. Additionally, statements concerning future matters that are not historical are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results and performance to differ materially from the results and outcomes expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, (1) the implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source conflict minerals, (3) internal and external resource constraints, and (4) political and regulatory developments, whether in the DRC region, the United States or elsewhere. We undertake no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after filing this CMR with the SEC.

Wolfspeed performed due diligence measures as required by the Rule with the goal of determining the chain of custody and country of origin information for the necessary conflict minerals used in our products manufactured in 2021. We sought to determine whether any of the necessary conflict minerals in our product supply chain may have originated in the Covered Countries, and whether any conflict minerals originating in the Covered Countries directly or indirectly financed or benefited armed conflict. As used herein, the term “manufactured” includes products manufactured or contracted to be manufactured by Wolfspeed.

Because not all suppliers have provided smelter and/or refiner data and the data provided by some of our suppliers is incomplete, Wolfspeed is unable at this time to determine the exact origin of the conflict minerals in all the assemblies, components, and minerals supplied to us. Therefore, we cannot exclude the possibility that some conflict minerals used in our products manufactured in 2021 may have originated in the Covered Countries, come from sources other than recycled or scrap sources, or come from sources that directly or indirectly financed or benefited armed groups in the Covered Countries. We have obtained no information, however, to indicate that any conflict minerals used in our products manufactured in 2021 originated in the Covered Countries and directly or indirectly financed or benefited armed groups in the Covered Countries.

Pursuant to the Rule, Wolfspeed is submitting this CMR as an Exhibit to its Form SD.

Company Overview
Our company represents more than 30 years of innovation, first as Cree, then as Cree | Wolfspeed, and now as Wolfspeed. On October 4, 2021, following a four-year transformation that involved the divestiture of two-thirds of the business, including SMART Global Holdings, Inc.’s (“SGH”) acquisition of the LED business unit on March 1, 2021, we officially changed our name to Wolfspeed, Inc. We are an innovator of wide bandgap semiconductors, focused on Silicon Carbide and gallium nitride (GaN) materials and devices for power and radio-frequency (RF) applications. Our product families include Silicon Carbide and GaN materials, power-switching devices and RF devices targeted for various applications such as electric vehicles, fast charging, 5G, renewable energy and storage, and aerospace and defense. Our former LED products business unit’s products consist of LED chips and LED components.

Overview of Wolfspeed’s Responsible Minerals Program

As set forth in our Responsible Minerals Sourcing Policy (the “Policy”), Wolfspeed is committed to the responsible sourcing of minerals, which we define as sourcing done in an ethical manner that upholds and respects human rights. Our goal is to work collaboratively through the supply chain to source minerals consistent with our values around human rights, business ethics, labor, health and safety practices, and environmental responsibility. We believe this can be done while continuing to source responsibly from the DRC and other high-risk regions. Consistent with our values, we believe everyone deserves to be treated with fairness, respect, and dignity and we strive to safeguard the well-being of individuals within our operations, our supply chain, and communities where we do business. We also continue to examine human rights risks in Conflict-Affected and High-Risk Areas (“CAHRAs”) globally, as defined by the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and related Supplements on Tin, Tantalum, Tungsten, and Gold (collectively, “OECD Guidance”). We are deeply committed to continually assessing our progress and building the lessons we learn into everything we do. To view our complete Policy, visit https://www.wolfspeed.com/company/suppliers-contractors/supplier-resources/conflict-minerals/. With this reference we are incorporating into this CMR only our Responsible Minerals Sourcing Policy and not the entire contents of our webpage.

Product and Supply Chain Overview

The Wolfspeed products we manufactured or contracted with others to manufacture may contain necessary conflict minerals. Our products consist of Silicon Carbide and GaN materials, power devices and RF devices based on wide bandgap semiconductor materials and silicon. Our materials products and power devices are used in electric vehicles, motor drives, power supplies, solar and transportation applications. Our materials products and RF devices are used in military communications, radar, satellite and telecommunication applications.

During the 2021 reporting period, prior to the sale of our former LED products business to SGH on March 1,

2021, we also designed, manufactured, and sold specialty lighting-class light emitting diode (LED) products targeted for use in indoor and outdoor lighting, electronic signs and signals and video displays.

Most of our products are manufactured in our own network of fabrication facilities. We also use contract manufacturers for certain aspects of product fabrication, assembly, and packaging.

Our Silicon Carbide materials, in the form of substrates and boules, do not contain any 3TGs, and thus no further due diligence is required with respect to those products. All other Wolfspeed products have the potential to include one or more of the conflict minerals. Table 1 below outlines Wolfspeed’s products and provides typical conflict mineral content.

Table 1

Business Unit	Product	Percentage of Products that contain Conflict Minerals?	Typical Conflict Mineral Content by Weight Percentage
			Au	Sn	W	Ta
Wolfspeed Products	Materials	0%	NA	NA	NA	NA
	RF Die	100%	0.5 - 35%	0.2 - 10%	0 - 0.6%	0%
	Power Diodes	100%	< 0.05%	< 0.05%	< 0.1%	0%
	RF Transistor Packages	100%	0.01 - 0.1%	< 0.01%	0 - 85%	< 0.05%
LED Products*	LED Chips	100%	0.5 - 3%	0.2 - 10%	0 - 0.6%	0%
	LED Components	100%	0.1 - 0.3%	0 - 0.3%	0 - 0.1%	0 - 0.1%
	Modules + Drivers	100%	0.1 - 0.3%	0.1 - 0.5%	0 - 0.01%	0 - 0.1%
	Accessories	30-50%	< 0.1%	< 0.5%	0%	0%
*Wolfspeed sold its LED products business unit to SGH in a transaction that closed on March 1, 2021.

Although many of our products contain conflict minerals, we do not purchase ore or unrefined conflict minerals from mines. We are many steps removed in the supply chain from the mining of minerals and are therefore considered a “downstream” purchaser. We purchase materials used in our products from a large network of suppliers; some of these materials contribute necessary conflict minerals to our products. The origin of minerals cannot be determined with any certainty once the ores are smelted, refined, and converted to ingots, bullion, or other derivatives. The smelters and refiners (referred to as “SORs”) are consolidating points for ore and are in the best position in the total supply chain to know the origin of the ores. We rely on our suppliers to assist with our reasonable country of origin inquiry and due diligence efforts, including the identification of SORs, for the minerals contained in the materials which they supply to Wolfspeed.

Description of Our RCOI Process
Our scoping process included creating a master list of potential in-scope suppliers for 2021 by filtering our supplier database to remove those known to be outside the scope of the reasonable country of origin inquiry (“RCOI”), such as service providers, equipment vendors, and indirect material suppliers. The objective of filtering was to identify only the suppliers that provided to Wolfspeed items potentially containing 3TGs that were incorporated into final products in calendar year 2021.

Once filtered, the master list was provided to Wolfspeed’s third-party conflict mineral compliance service provider (the “CSP”) to conduct a survey using the Conflict Minerals Reporting Template (“CMRT”) created by the RMI. The CMRT is the industry standard template developed to facilitate the transfer of information through the supply chain regarding mineral country of origin and smelters being utilized. During the RCOI, suppliers were contacted, and responses were tracked, using the CSP’s interactive cloud-based platform. Suppliers were given the option to submit their completed CMRT via email or by uploading it to a supplier-

specific website on the CSP platform.

The CSP launched Wolfspeed’s 2021 campaign by providing information about itself and training materials to educate the suppliers believed to be in-scope on 3TGs and the CSP’s reporting system. The full campaign involved multiple communications by the CSP and/or Wolfspeed to each relevant supplier, including automated emails, personalized emails, and, in some instances, phone calls. All significant communications were monitored and tracked in the CSP’s platform for transparency and future reporting.

Based on supplier feedback, the CSP and Wolfspeed determined which surveyed suppliers were also outside the scope of the RCOI. These suppliers were marked out-of-scope on the master list. In all other cases, the CSP and Wolfspeed reviewed the information provided by each supplier to determine the quality and nature of the response and to determine whether further action was needed to meet Wolfspeed’s expectations at this point in the process.

Although greater than 99% of Wolfspeed’s in-scope suppliers responded to the RCOI, some of those suppliers have not yet provided complete smelter or refiner data after several requests by Wolfspeed and the CSP. For the suppliers that responded and provided smelter or refiner data, the CSP reviewed all supplier responses that claimed in the declaration section of the CMRT to have known DRC sourced material. The CSP compared the smelting and refining facilities identified in each of these surveys to the list of facilities that have received a “conformant” designation through an independent third-party audit of smelter/refiner management systems and sourcing practices to validate conformance with protocols of the RMI Responsible Minerals Assurance Process and current global standards.

Because there is considerable overlap between our RCOI and due diligence processes, the determinations we were able to make based on our survey efforts are discussed in more detail in the section below entitled “Due Diligence Results.”

Design of Responsible Minerals Sourcing Program

The design of Wolfspeed’s responsible minerals program is in conformity with the OECD Guidance specifically as it relates to our position in the minerals supply chain as a “downstream” purchaser. Our comprehensive approach to responsible minerals sourcing includes requirements and programs at many levels of the supply chain. The Wolfspeed Supplier Code of Conduct (“Supplier Code”) includes our supplier responsibility standard on the Responsible Sourcing of Minerals, which requires suppliers to identify and assess possible risks in the supply chain. Suppliers are also required to participate in 3TG traceability to address and mitigate identified risks linked to their SORs. Summarized below are the design components of our responsible minerals program as they relate to the five-step framework from the OECD Guidance.

Step 1: Establish strong company management systems

Wolfspeed has robust internal policies and management systems overseeing its efforts for responsible sourcing of minerals. We strive to conduct business ethically, honestly, and in compliance with applicable laws and regulations. This applies to every business decision in every area of the company worldwide. The Wolfspeed Code of Conduct provides a standard guide for what is required of everyone at Wolfspeed. We expect our suppliers, contractors, consultants, and other business partners to follow the principles of honesty, respect, confidentiality, and compliance outlined in the Supplier Code when providing goods or services to Wolfspeed or acting on its behalf.

To address our compliance with the Rule, our Responsible Minerals program is sponsored by the Chief Compliance Officer (the “CCO”) with support from a team of internal subject matter experts from relevant functions such as Engineering, Finance, Manufacturing Operations, Procurement, Legal, and Internal Audit. The team of subject matter experts is responsible for implementing the Wolfspeed responsible minerals compliance strategy and reports to the CCO. The team also regularly reports to, and consults with, Wolfspeed senior management to review progress and set ongoing strategies for our responsible sourcing and human rights programs.

As described above, Wolfspeed has adopted a Responsible Minerals Sourcing Policy that includes our commitment and requirement for responsible sourcing of conflict minerals. We have developed a due diligence strategy to implement the Policy that includes using the CSP to educate Wolfspeed suppliers on the requirements of the Rule annually, or more frequently when deemed necessary, survey our suppliers using the CMRT, review and analyze results, and maintain records for transparency, reporting, and accountability purposes. Consistent with the OECD Guidelines, documentation relevant to Wolfspeed’s compliance with the Rule will be retained for a minimum period of five years after the date the related CMR is submitted to the SEC.

We have strengthened engagement with our suppliers by providing education, through the CSP and RMI resources, on the Rule as well as by communicating, through our Responsible Minerals Sourcing Policy and contractual provisions, our expectations for suppliers desiring to continue to do business with Wolfspeed. Specifically, this includes adding to our standard contracts language that obligates suppliers to exercise due diligence to comply with our Conflict Minerals Policy, which includes a requirement that the supplier must source conflict minerals originating in the Covered Countries from smelters whose due diligence practices have been validated by an independent third-party audit program, such as the RMI or a mutually agreed equivalent. As existing contracts are renewed with suppliers, the new conflict mineral language is being incorporated as well. We have also leveraged the existing communications between Wolfspeed’s procurement team and our suppliers to encourage the suppliers to interact with the CSP.

The Supplier Code requires among other things that each Wolfspeed in-scope supplier eliminate from use in its products sold to Wolfspeed any conflict minerals which are known to come from sources funding armed groups in the DRC region. To assist in determining in-scope suppliers and to provide an opportunity for earlier interaction, our new supplier setup procedures include a section prompting the new supplier to indicate if any product(s) sold to Wolfspeed may contain 3TG material. In addition, we have a Wolfspeed conflict minerals on-line platform that provides employees, suppliers, and other stakeholders a place to report any grievances or concerns with our conflict minerals program (available at https://www.wolfspeed.com/company/suppliers-contractors/supplier-resources/conflict-minerals/conflict-minerals-form/). Lastly, Wolfspeed monitors the RMI Grievance Report and discussions for any applicable issues.

Step 2: Identify and assess risk in the supply chain

Because of our size, the complexity of our products, our position in the supply chain, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify sources of conflict minerals upstream from our direct suppliers. Further, we typically do not have direct relationships with 3TG smelters or refiners. Accordingly, we must rely on our direct suppliers to provide information on the origin of the 3TGs contained in assemblies, components, and materials supplied to us, including sources of 3TGs that are supplied to them from upstream sources.

The RCOI activities described above are an integral part of Wolfspeed’s efforts to identify and assess the risks in our supply chain. As further described below regarding our due diligence process, our CSP’s system is designed to automatically identify and flag missing information and inconsistencies in supplier CMRTs. Flagged suppliers are contacted to gather pertinent data and perform an assessment of the supplier's commitment to the due diligence process. A revised CMRT is requested and stored in the CSP’s database along with all of the information and findings from this process. During the RCOI process, known DRC sources are identified, and the SOR status is validated against the current RMI status. If further investigation of a SOR is deemed necessary, we gather additional information through other independent third-party audit programs such as TI-CMC, the Responsible Jewellery Council’s Chain-of-Custody Certification Program, and the London Bullion Market Association’s Responsible Gold Programme.

Step 3: Design and implement a strategy to respond to identified risks

While many risks exist in the search for the origin of the conflict minerals used in assemblies, components, and materials supplied to Wolfspeed, we believe that one of the greatest risks to Wolfspeed is the inability to obtain complete and accurate information to make determinations about our own products. Without this information, we in turn become an obstacle to our customers making determinations about their products.

While there are numerous initiatives working to improve transparency and accountability at the smelter and refiner levels of the supply chain, we can only benefit from the information being developed by these initiatives if our suppliers are able to trace back the conflict minerals in their products to a specific smelter or refiner.

This objective is reflected in our Responsible Minerals Sourcing Policy, which indicates that we expect all of our suppliers to develop their own responsible mineral policies, due diligence frameworks, and management systems, and to provide us all information reasonably needed for us to comply with the Rule. We have included similar obligations in our contractual agreements with our direct suppliers. Our primary focus has shifted from ascertaining whether our immediate suppliers have undertaken efforts to build their own due diligence capabilities meeting the expectations set forth in our Responsible Minerals Sourcing Policy to collecting and validating smelter information in completed CMRTs. Our due diligence framework also includes a corrective action management plan designed to move our suppliers toward compliance with our Responsible Minerals Sourcing Policy. This includes a requirement that any suppliers identified as utilizing a smelter that is known to process conflict minerals from sources funding armed groups in the DRC region be placed in escalation mode for further review by our supply chain management and interaction with the supplier in accordance with our Responsible Minerals Sourcing Policy. For 2021, all known DRC sources identified in our supply chain were either RMI “conformant” or “active”.

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices
We typically do not have direct relationships with any 3TG smelter or refiner, so it is impracticable, if not impossible, for us to perform or direct audits of these entities within our supply chain. Rather, we have relied on audits conducted under the Responsible Minerals Assurance Process driven by the RMI and other reputable auditors. The RMI publishes a list of smelters, by conflict mineral, found to be conformant with the protocols of the Responsible Minerals Assurance Process (“RMAP”). Pursuant to the RMAP, a smelter voluntarily submits to an independent third-party evaluation of its procurement activities and an assessment as to whether the materials processed by the smelter originated from conflict-free sources. If the smelter is able to demonstrate that the materials it processes are conflict-free, based on the sourcing location requirements of the RMAP, the smelter will be considered RMAP-conformant.

The RMI also makes available to its members information on the countries of origin of the conflict minerals processed by each conformant smelter. We are an active member of the RMI in order to support their efforts and to have broader access to the country of origin information as well as other valuable tools and resources provided to its members.

Wolfspeed management has determined that it is reasonable and appropriate to rely on the results of the RMAP audits and other comparable audits. Given our position in the supply chain, however, our due diligence measures can provide only reasonable assurances, not guarantees, regarding the chain of custody and country of origin of the necessary conflict minerals in our products.

Step 5: Report on supply chain due diligence

The measures we took in 2021 to exercise due diligence on the source and chain of custody of our conflict minerals were as follows:

•communicated our Responsible Minerals Sourcing Policy to our suppliers and posted a copy on our webpage at https://www.wolfspeed.com/company/suppliers-contractors/supplier-resources/conflict-minerals/;
•directed our in-scope suppliers to provide information concerning SORs in their supply chains by completing and sending to us the CMRT that provides a common means for suppliers to provide customers with information on the source of conflict minerals;
•analyzed suppliers’ CMRT responses for completeness and accuracy and pursued further information from the supplier when warranted;

•sent outreach letters to SORs to influence and leverage their participation to becoming RMAP-conformant;
•sent outreach letters to in-scope suppliers to influence and leverage, or ultimately remove SORs who are not conformant; and
•communicated our Supplier Code defining our expectations of our in-scope suppliers to develop internal responsible minerals policies, due diligence frameworks, and management systems that are designed to identify and eliminate from use in products sold to Wolfspeed any conflict minerals that are known to come from sources funding armed groups in the Covered Countries. Our Supplier Code is located at https://www.wolfspeed.com/company/suppliers-contractors/supplier-resources/.

No other contents from our website are intended to be incorporated into this CMR by these website references.

Description of Our Due Diligence Process

Wolfspeed’s due diligence process reflects our strategy for identifying, assessing, and responding to the risk that conflict minerals known to have directly or indirectly financed or benefited armed groups in the Covered Countries may be included in our product supply chains. This description is of our process only and is not intended to imply that we have fully implemented this process for all suppliers in calendar year 2021.

Our due diligence process includes data evaluation in three phases, all of which are designed to move supplier responses toward compliance with our Conflict Minerals Policy:

Phase 1 - Did the supplier pass our minimum criteria for its CMRT, as assessed by our CSP?
Phase 2 - Did the supplier provide information in its 2021 CMRT survey response which passed Wolfspeed’s data validation criteria, as assessed by our CSP?
Phase 3 - Were the CSP’s conclusions reasonable, as assessed by our subject matter experts on the products supplied to us, and can the smelter information be validated by Wolfspeed?

In designing our due diligence process for calendar year 2021, we first reviewed prior year minimum criteria for evaluation during Phase 1 and reaffirmed the applicability for 2021. In evaluating a supplier’s CMRT, we primarily look for three things: (1) effective date—is the information in the report current; (2) completeness—are all questions reasonably answered; and (3) consistency—are the supplier’s responses internally consistent.

Suppliers that do not meet these three requirements are contacted with the objective of helping them to understand the requirements for submitting a valid and complete CMRT. Phase 1 is essentially Wolfspeed’s corrective action management stage. By implementing supplier corrective action measures, Wolfspeed is helping to ensure its suppliers put policies and procedures in place that will produce the necessary data in an accurate and reliable manner.

During Phase 2, the CSP reviews the supplier’s information in its 2021 survey response to validate smelter and refiner information. Smelter and refiner information is reviewed and corrected, and duplicate information is removed whenever possible. All of this data and correspondence is stored in the CSP’s platform. Verified smelter and refiner information is used to obtain reliable information from RMI and other reputable auditors on the country of origin of the conflict minerals processed by the known SORs in the Wolfspeed supply chain.

If there are no obvious inaccuracies in the supplier’s CMRT responses, the supplier’s CMRT is deemed reliable by the CSP. If the supplier’s CMRT response is inadequate, the supplier’s survey response will be placed in escalation mode and corrective action measures will be applied.

After the CSP completes its analysis under the first two phases, Wolfspeed commences its own evaluation in Phase 3. During this evaluation, Wolfspeed’s subject matter experts review the information provided by each supplier and the conclusions reached by the CSP from that supplier’s survey data to determine whether those conclusions were reasonable based on information the experts have about the assemblies, components, or materials supplied to Wolfspeed. By bringing our specialized knowledge of the industry and our products into the analysis, Wolfspeed is able to identify inaccuracies and inconsistencies in the survey data that may not be obvious to the CSP. If Wolfspeed finds inaccuracies and inconsistencies in the survey data, the supplier’s survey response will be placed in escalation mode and corrective action measures will be applied.

Additionally, during Phase 3, Wolfspeed validates supplier provided smelter information against the most current known RMI aliases, smelter status, and mine sourcing. This step allows Wolfspeed to determine the certification status of the smelters, as provided in Table 2 below.

Due Diligence Results
We received responses from 99% of our suppliers known to be in scope. We reviewed the responses against the minimum criteria we developed to determine which ones required further assistance to progress through Phase 3. The CSP and Wolfspeed worked directly with the suppliers that required further assistance to obtain revised responses or a commitment to meet the minimum criteria within a reasonable period of time.

Of the responses received, most of our suppliers met our minimum criteria for Phase 1. Of the suppliers contacted for additional information and clarification, a significant percentage provided sufficient information in Phase 2 to validate the accuracy of the survey responses. Further, during our evaluation in Phase 3, Wolfspeed determined that the conclusions reached by the CSP in Phase 2 were correct in substantially all cases and that most of the smelters could be validated and accurately classified.

Despite our efforts, our due diligence measures can provide only reasonable, not absolute, assurances regarding the source and chain of custody of the necessary conflict minerals because we are relying on source information provided by our suppliers, many of whom in turn obtained the information from their suppliers. We also are relying on information obtained and disseminated by independent third-party audit programs, and such sources of information may provide inaccurate or incomplete information.

Additionally, a majority of the responses that included SOR data provided data at a company level as opposed to a product level. We were therefore unable to determine with certainty that the 3TGs reported by these suppliers were contained in assemblies, components, or materials supplied to us in 2021. None of the respondents, however, provided information that the necessary conflict minerals used in the assemblies, components, and materials they supplied to Wolfspeed were known to have directly or indirectly financed or benefited armed groups in the Covered Countries.

Table 2 below lists the SORs which, to the extent known, potentially processed the necessary conflict minerals in our products for the 2021 reporting period based on responses received from our surveyed suppliers. Wolfspeed conducts no direct transactions and has no contractual relationship with these smelter and refiner facilities nor their sources of ore.

Table 2

Metal	Smelter Name	Country
Gold	8853 S.p.A. *	ITALY
Gold	Abington Reldan Metals, LLC **	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company *	UNITED STATES OF AMERICA
Gold	Agosi AG *	GERMANY
Gold	Aida Chemical Industries Co., Ltd. *	JAPAN
Gold	Al Etihad Gold Refinery DMCC *	UNITED ARAB EMIRATES
Gold	Alexy Metals **	UNITED STATES OF AMERICA

Metal	Smelter Name	Country
Gold	Almalyk Mining and Metallurgical Complex (AMMC) *	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao *	BRAZIL
Gold	Argor-Heraeus S.A. *	SWITZERLAND
Gold	Asahi Pretec Corp. *	JAPAN
Gold	Asahi Refining Canada Ltd. *	CANADA
Gold	Asahi Refining USA Inc. *	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd. *	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Augmont Enterprises Private Limited **	INDIA
Gold	Aurubis AG *	GERMANY
Gold	Bangalore Refinery *	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines) *	PHILIPPINES
Gold	Boliden AB *	SWEDEN
Gold	C. Hafner GmbH + Co. KG *	GERMANY
Gold	C.I Metales Procesados Industriales SAS **	COLOMBIA
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation *	CANADA
Gold	Cendres + Metaux S.A. *	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A. *	ITALY
Gold	Chugai Mining *	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dowa *	JAPAN
Gold	DSC (Do Sung Corporation) *	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant *	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant *	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant *	JAPAN
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC *	UNITED ARAB EMIRATES
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation *	UNITED STATES OF AMERICA
Gold	GGC Gujrat Gold Centre Pvt. Ltd. **	INDIA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd. *	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH *	GERMANY
Gold	Heraeus Germany GmbH Co. KG *	GERMANY
Gold	Heraeus Metals Hong Kong Ltd. *	CHINA

Metal	Smelter Name	Country
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd. *	CHINA
Gold	Ishifuku Metal Industry Co., Ltd. *	JAPAN
Gold	Istanbul Gold Refinery *	TURKEY
Gold	Italpreziosi *	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint *	JAPAN
Gold	Jiangxi Copper Co., Ltd. *	CHINA
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd. *	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc *	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC *	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna *	POLAND
Gold	Kojima Chemicals Co., Ltd. *	JAPAN
Gold	Korea Zinc Co., Ltd. *	KOREA, REPUBLIC OF
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'Orfebre S.A. *	ANDORRA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc. *	KOREA, REPUBLIC OF
Gold	LT Metal Ltd. *	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals *	BRAZIL
Gold	Materion *	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd. *	JAPAN
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd. *	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd. *	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd. *	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd. *	CHINA
Gold	Metalor Technologies S.A. *	SWITZERLAND
Gold	Metalor USA Refining Corporation *	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V. *	MEXICO
Gold	Mitsubishi Materials Corporation *	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd. *	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd. *	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND

Metal	Smelter Name	Country
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S. *	TURKEY
Gold	Navoi Mining and Metallurgical Combinat *	UZBEKISTAN
Gold	NH Recytech Company *	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd. *	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH *	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd. *	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A. *	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA *	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk *	INDONESIA
Gold	PX Precinox S.A. *	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd. *	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V. *	NETHERLANDS
Gold	Royal Canadian Mint *	CANADA
Gold	SAAMP *	FRANCE
Gold	Safimet S.p.A *	ITALY
Gold	SAFINA A.S. *	CZECHIA
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals *	KOREA, REPUBLIC OF
Gold	Sancus ZFS (L’Orfebre, SA) **	COLOMBIA
Gold	SEMPSA Joyeria Plateria S.A. *	SPAIN
Gold	Shandong Gold Smelting Co., Ltd. *	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd. *	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd. *	CHINA
Gold	Singway Technology Co., Ltd. *	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp. *	TAIWAN, PROVINCE OF CHINA
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sumitomo Metal Mining Co., Ltd. *	JAPAN
Gold	SungEel HiMetal Co., Ltd. *	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	T.C.A S.p.A *	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K. *	JAPAN
Gold	Tokuriki Honten Co., Ltd. *	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Metal	Smelter Name	Country
Gold	TOO Tau-Ken-Altyn *	KAZAKHSTAN
Gold	Torecom *	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand *	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining *	BELGIUM
Gold	United Precious Metal Refining, Inc. *	UNITED STATES OF AMERICA
Gold	Valcambi S.A. *	SWITZERLAND
Gold	Value Trading	BELGIUM
Gold	WEEEREFINING **	FRANCE
Gold	Western Australian Mint (T/a The Perth Mint) *	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH *	GERMANY
Gold	Yamakin Co., Ltd. *	JAPAN
Gold	Yokohama Metal Co., Ltd. *	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation *	CHINA
Tantalum	AMG Brasil *	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd. *	CHINA
Tantalum	D Block Metals, LLC *	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd. *	CHINA
Tantalum	FIR Metals & Resource Ltd. *	CHINA
Tantalum	Global Advanced Metals Aizu *	JAPAN
Tantalum	Global Advanced Metals Boyertown *	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Hermsdorf GmbH *	GERMANY
Tantalum	H.C. Starck Inc. *	UNITED STATES OF AMERICA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd. *	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd. *	CHINA
Tantalum	Jiangxi Tuohong New Raw Material *	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd. *	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd. *	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd. *	CHINA
Tantalum	KEMET de Mexico *	MEXICO
Tantalum	Metallurgical Products India Pvt., Ltd. *	INDIA
Tantalum	Mineracao Taboca S.A. *	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd. *	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd. *	CHINA
Tantalum	NPM Silmet AS *	ESTONIA
Tantalum	QuantumClean *	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda. *	BRAZIL
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd. *	CHINA
Tantalum	Solikamsk Magnesium Works OAO *	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd. *	JAPAN
Tantalum	TANIOBIS Co., Ltd. *	THAILAND
Tantalum	TANIOBIS GmbH *	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd. *	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG *	GERMANY
Tantalum	Telex Metals *	UNITED STATES OF AMERICA

Metal	Smelter Name	Country
Tantalum	Ulba Metallurgical Plant JSC *	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED *	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd. *	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd. *	CHINA
Tin	Alpha *	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd. *	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd. *	CHINA
Tin	China Tin Group Co., Ltd. *	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda **	BRAZIL
Tin	CRM Synergies *	SPAIN
Tin	CV Venus Inti Perkasa **	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa *	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	VIET NAM
Tin	EM Vinto *	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A. *	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda. *	BRAZIL
Tin	Fenix Metals *	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd. *	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd. *	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd. *	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd. *	CHINA
Tin	Jiangxi New Nanshan Technology Ltd. *	CHINA
Tin	Luna Smelter, Ltd. *	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd. *	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda. *	BRAZIL
Tin	Malaysia Smelting Corporation (MSC) *	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc. *	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V. *	BELGIUM
Tin	Metallo Spain S.L.U. *	SPAIN
Tin	Mineracao Taboca S.A. *	BRAZIL
Tin	Minsur *	PERU
Tin	Mitsubishi Materials Corporation *	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Tin Combine *	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd. *	THAILAND
Tin	O.M. Manufacturing Philippines, Inc. *	PHILIPPINES
Tin	Operaciones Metalurgicas S.A. *	BOLIVIA (PLURINATIONAL STATE OF)

Metal	Smelter Name	Country
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera **	INDONESIA
Tin	PT Artha Cipta Langgeng *	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya *	INDONESIA
Tin	PT Babel Inti Perkasa *	INDONESIA
Tin	PT Babel Surya Alam Lestari *	INDONESIA
Tin	PT Bangka Serumpun *	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah *	INDONESIA
Tin	PT Cipta Persada Mulia *	INDONESIA
Tin	PT Menara Cipta Mulia *	INDONESIA
Tin	PT Mitra Stania Prima *	INDONESIA
Tin	PT Mitra Sukses Globalindo **	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama *	INDONESIA
Tin	PT Rajawali Rimba Perkasa *	INDONESIA
Tin	PT Refined Bangka Tin *	INDONESIA
Tin	PT Sariwiguna Binasentosa *	INDONESIA
Tin	PT Stanindo Inti Perkasa *	INDONESIA
Tin	PT Sukses Inti Makmur **	INDONESIA
Tin	PT Timah Nusantara **	INDONESIA
Tin	PT Timah Tbk Kundur *	INDONESIA
Tin	PT Timah Tbk Mentok *	INDONESIA
Tin	PT Tinindo Inter Nusa *	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	Resind Industria e Comercio Ltda. *	BRAZIL
Tin	Rui Da Hung *	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda. *	BRAZIL
Tin	Super Ligas **	BRAZIL
Tin	Thaisarco *	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd. *	CHINA
Tin	Tin Technology & Refining *	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda. *	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd. *	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp. *	JAPAN
Tungsten	ACL Metais Eireli *	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd. **	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd. *	VIET NAM
Tungsten	China Molybdenum Tungsten Co., Ltd. *	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd. *	CHINA

Metal	Smelter Name	Country
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda *	BRAZIL
Tungsten	Fujian Ganmin RareMetal Co., Ltd. *	CHINA
Tungsten	Fujian Xinlu Tungsten Co., Ltd. *	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd. *	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd. *	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd. *	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd. *	CHINA
Tungsten	Global Tungsten & Powders Corp. *	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd. *	CHINA
Tungsten	H.C. Starck Tungsten GmbH *	GERMANY
Tungsten	Hubei Green Tungsten Co., Ltd. *	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd. *	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd. *	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch *	CHINA
Tungsten	Hydrometallurg, JSC *	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd. *	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd. *	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd. *	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd. *	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd. *	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd. *	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant" *	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon *	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville *	UNITED STATES OF AMERICA
Tungsten	Lianyou Metals Co., Ltd. *	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd. *	CHINA
Tungsten	Masan High-Tech Materials *	VIET NAM
Tungsten	Moliren Ltd. *	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC *	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC **	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1 **	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2 **	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc. *	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG *	GERMANY
Tungsten	Unecha Refractory metals plant *	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG *	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd. *	CHINA
Tungsten	Xiamen Tungsten Co., Ltd. *	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd. *	CHINA
* Smelters and refiners which are conformant to a responsible mineral sourcing validation program as of May 16, 2022.
** Smelters and refiners that are participating in a responsible minerals sourcing validation program as of May 16, 2022.

This CMR describes Wolfspeed’s efforts to determine the SOR and the country of origin of the necessary conflict minerals in our products manufactured in 2021 with the greatest possible specificity. In response to our RCOI inquiry, our suppliers identified a total of 315 SORs that may have processed the necessary conflict minerals contained in the materials provided to Wolfspeed. Based on the information obtained in our due diligence process, we have no reason to believe that any of these SORs directly or indirectly finance or benefit armed groups in the Covered Countries.
While we have not yet succeeded in obtaining a complete and accurate list of SORs for all of our products that include necessary conflict minerals, we believe that we have made good progress given the current state of the data available to us and the relative lack of sophistication of certain portions of our supply chain with respect to the requirements of the Rule.

Steps to Mitigate Risk
Wolfspeed’s mission for the future is to maintain the positive progress we have made on 3TG to date, and to proactively address emerging risks from the expanding scope of material and geographies. In 2022, we plan to build upon the following:

• Continue mapping our new products supply chain and building relationships with our suppliers;
• Provide Responsible Minerals training for relevant Procurement and Engineering associates to build their capacity for engaging in-scope suppliers on the issue;
• Encourage in-scope suppliers to put in place, if not yet implemented, Responsible Mineral sourcing policies and due diligence measures aligned to the OECD Framework;
• Encourage in-scope suppliers to further strengthen due diligence efforts, consistent with the OECD Framework, to help improve the quality and completeness of information provided to us; and
• Engage in-scope suppliers to encourage smelters who are not listed as RMAP conformant in their supply chain to achieve, or make progress towards, RMAP Conformance.

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